Exhibit 10.4

EXECUTION VERSION

ABL INTERCREDITOR AGREEMENT

dated as of August 23, 2019

among

DEUTSCHE BANK AG NEW YORK BRANCH,

as ABL Agent,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Cash Flow Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Notes Collateral Agent,

Each ADDITIONAL FIXED ASSETS DEBT AGENT from time to time party hereto,

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.,

as the Parent Borrower,

and

the other Grantors from time to time party hereto

ABL INTERCREDITOR AGREEMENT, dated as of August 23, 2019 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original ABL Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent and collateral agent for the Cash Flow Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Cash Flow Agent”), U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent for the Notes Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Notes Collateral Agent”), CLEAR CHANNEL OUTDOOR HOLDINGS, INC., a Delaware corporation (the “Parent Borrower”), and each of the Subsidiaries of the Parent Borrower listed on the signature pages hereto (the “Subsidiary Grantors” and together with the Parent Borrower, the “Initial Grantors”).

Reference is made to (a) the ABL Credit Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I), (b) the Cash Flow Agreement and (c) the Notes Indenture.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Agent (for itself and on behalf of the ABL Secured Parties), the Cash Flow Agent (for itself and on behalf of the Cash Flow Secured Parties), the Notes Collateral Agent (for itself and on behalf of the Notes Secured Parties) and each Additional Fixed Assets Debt Agent (on behalf of the Additional Fixed Assets Debt Secured Parties of the applicable Series), if any, and the Grantors agree as follows:

ARTICLE I

Definitions

SECTION 1.01.    Construction; Certain Defined Terms.

(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) except as otherwise provided herein, any definition of or reference to any agreement, instrument, other document, statute or regulation herein or in any Annex or Exhibit of this Agreement shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, amended and restated, renewed, extended, supplemented or otherwise modified from time to time, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such Person unless express reference is made to such Subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b)    All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c)    As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means the Original ABL Agent, and, from and after the date of execution and delivery of an ABL Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the ABL Debt Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“ABL Borrowers” means the Parent Borrower and each other Person that is a “Borrower” under the ABL Credit Agreement.

“ABL Cash Collateral” has the meaning assigned to that term in Section 2.06(c).

“ABL Credit Agreement” means the ABL Credit Agreement, dated as of the date hereof, among the ABL Borrowers, the Original ABL Agent, the lenders party thereto from time to time and the other agents and parties named therein, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Substitute Facility.

“ABL Debt Documents” means the ABL Credit Agreement, the ABL Security Documents, the other “Loan Documents” (as defined in the ABL Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any ABL Substitute Facility.

“ABL Debt Obligations” means the “Obligations” as defined in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility) from time to time outstanding and, in any event, ABL Debt Obligations shall expressly include any and all interest accruing and fees, costs, expenses, premiums and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any ABL Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.

“ABL DIP Financing” has the meaning assigned to that term in Section 2.06(c).

“ABL Facility Collateral” means all assets and properties subject to Liens created by the ABL Security Documents to secure the ABL Debt Obligations.

“ABL Liens” means Liens on the ABL Facility Collateral created under the ABL Security Documents to secure the ABL Debt Obligations (including Liens on such Collateral under the security documents associated with any ABL Substitute Facility).

“ABL Priority Collateral” means all Collateral consisting of the following:

(a)    all Accounts.;

(b)    to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clause (a) constituting ABL Priority Collateral, all Chattel Paper, all Documents, General Intangibles and Instruments;

(c)    all Payment Intangibles (including corporate tax refunds), other than Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment;

(d)    all collection accounts, Deposit Accounts, Securities Accounts and Commodity Accounts and any cash or other assets in any such accounts (other than separately identified cash proceeds of Fixed Assets Priority Collateral in a segregated Fixed Assets Collateral Proceeds Account) and Securities Entitlements and other rights with respect thereto;

(e)    to the extent relating to any of the items referred to in the preceding clauses (a) through (d) constituting ABL Priority Collateral, all Supporting Obligations and Letter-of-Credit Rights;

(f)    all books and records related to the items referred to in the preceding clauses (a) through (e) constituting ABL Priority Collateral (including all books, databases, customer lists and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (a) through (e)); and

(g)    all products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to accounts of any Grantor (in each case, except to the extent constituting identifiable proceeds of Fixed Assets Priority Collateral).

“ABL Secured Parties” means, at any time, the “Secured Parties” as defined in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).

“ABL Security Documents” means each of the “Collateral Documents” as defined in the ABL Credit Agreement (or any similar term in any ABL Substitute Facility).

“ABL Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and the proceeds or commitments of which are used, among other things, to Replace the ABL Credit Agreement then in existence. For the avoidance of doubt, no ABL Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any ABL Lien securing such ABL Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Account Agreement” means any lockbox account agreement, pledged account agreement, blocked account agreement, deposit account control agreement, securities account control agreement, or any similar deposit or securities account agreements among any Fixed Assets Debt Agent and/or the ABL Agent, one or more Grantors and the relevant financial institution depository or securities intermediary.

“Additional Fixed Assets Debt” means any secured debt ranking equal or junior in right of security on the Collateral with the Cash Flow Debt Obligations issued pursuant to an Additional Fixed Assets Debt Facility and permitted under the ABL Credit Agreement and each Fixed Assets Debt Document.

“Additional Fixed Assets Debt Agent” means, with respect to any Series of Additional Fixed Assets Debt Obligations, the person or entity that, pursuant to the Additional Fixed Assets Debt Documents relating to such Additional Fixed Assets Debt Obligations, holds Liens on the Collateral on behalf of the Additional Fixed Assets Debt Secured Parties thereunder.

“Additional Fixed Assets Debt Collateral” means, with respect to any Series of Additional Fixed Assets Debt Obligations, all assets and properties subject to Liens created by the Additional Fixed Assets Debt Security Documents to secure such Additional Fixed Assets Debt Obligations.

“Additional Fixed Assets Debt Documents” means each Additional Fixed Assets Debt Facility and the Additional Fixed Assets Debt Security Documents.

“Additional Fixed Assets Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 2.10(a) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the ABL Credit Agreement nor the Cash Flow Agreement nor the Notes Indenture shall constitute an Additional Fixed Assets Debt Facility at any time.

“Additional Fixed Assets Debt Lien” means a Lien granted pursuant to any Additional Fixed Assets Debt Security Document to an Additional Fixed Assets Debt Agent or Additional Fixed Assets Debt Secured Party at any time upon any property of any Grantor that is Collateral to secure a Series of Additional Fixed Assets Debt Obligations.

“Additional Fixed Assets Debt Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Fixed Assets Debt Secured Party under the Additional Fixed Assets Debt Documents.

“Additional Fixed Assets Debt Secured Parties” means, with respect to any Series of Additional Fixed Assets Debt Obligations, at any time, the Additional Fixed Assets Debt Agent and the other holders from time to time of Additional Fixed Assets Debt Obligations of such Series.

“Additional Fixed Assets Debt Security Documents” means the Additional Fixed Assets Debt Facility (insofar as the same grants a Lien on any collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Additional Fixed Assets Debt Obligations of the Grantors owed thereunder to any Additional Fixed Assets Debt Secured Parties.

“Agreement” has the meaning assigned to that term in the preamble hereto.

“Banking Services Obligations” has the meaning assigned to the term “Cash Management Obligations” in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereinafter in effect.

“Bankruptcy Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, suspension of payments, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Flow Agent” means the Original Cash Flow Agent, and, from and after the date of execution and delivery of a Cash Flow Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Cash Flow Agreement” means the Credit Agreement, dated as of the date hereof, among the Parent Borrower, the lenders party thereto from time to time, the Original Cash Flow Agent and the other parties named therein, governing the term loan facility and revolving cash flow credit facility described therein, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Cash Flow Substitute Facility.

“Cash Flow Collateral” means all assets and properties subject to Liens created by the Cash Flow Security Documents to secure the Cash Flow Debt Obligations.

“Cash Flow Debt Obligations” means all “Obligations” as defined in the Cash Flow Agreement (or any similar term of any Cash Flow Substitute Facility). Cash Flow Debt Obligations shall expressly include any and all interest accruing and fees, costs, expenses, premiums and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any Cash Flow Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.

“Cash Flow Documents” means the Cash Flow Agreement, the Cash Flow Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Cash Flow Substitute Facility.

“Cash Flow Lien” means a Lien granted by the Cash Flow Security Documents to the Cash Flow Agent at any time upon any property of any other Grantor to secure Cash Flow Debt Obligations.

“Cash Flow Secured Parties” means, at any time, the “Secured Parties” as defined in the Cash Flow Agreement (or any similar term of any Cash Flow Substitute Facility).

“Cash Flow Security Documents” means each of the “Collateral Documents” as such term is defined in the Cash Flow Agreement (or any Fixed Assets Substitute Facility).

“Cash Flow Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied, the proceeds of which are used to, among other things, Replace the Cash Flow Agreement. For the avoidance of doubt, no Cash Flow Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument (which may include a revolving credit facility); provided that any such Cash Flow Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Cash Flow Debt Obligations are subject to under this Agreement.

“Closing Date” shall have the meaning assigned to such term in the preamble hereof.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the ABL Facility Collateral and the Fixed Assets Debt Collateral.

“Controlling Fixed Assets Debt Agent” means (i) initially, the Cash Flow Agent and (ii) thereafter, the “Applicable Authorized Representative” as such term is defined in the Fixed Assets Intercreditor Agreement, and which shall initially be the “Credit Agreement Collateral Agent” as such term is defined in the Fixed Assets Intercreditor Agreement, or as otherwise designated by a Fixed Assets Debt Agent in a notice to the ABL Agent from time to time.

“Deposit Accounts” has the meaning assigned to that term in Section 3.02(a).

“Discharge of Junior Secured Debt Obligations” means, with respect to each series of Junior Secured Obligations, the occurrence of all of the following:

(a)    termination or expiration of all commitments to extend credit (or, in the case of Banking Services Obligations and Secured ABL Swap Obligations or similar Junior Secured Obligations, termination of arrangements giving rise to such debt or entering into other arrangements reasonably satisfactory to the counterparties thereto) that would constitute such Junior Secured Obligations;

(b)    payment in full in cash of the principal of, interest and premium (if any) on, fees and other charges comprising such Junior Secured Obligations (other than any undrawn letters of credit) (including, in any event, all such interest, fees, expenses, premiums and other charges (including all such interest, fees, expenses, and other charges incurred or accruing following the commencement of any Insolvency or Liquidation Proceeding, regardless of whether any portion of such interest, fees and other charges are enforceable, allowed or allowable in any Insolvency or Liquidation Proceeding under Section 506 of the Bankruptcy Code or otherwise);

(c)    discharge or cash collateralization (at the lower of (i) 103% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Secured Documents) of all outstanding letters of credit constituting such Junior Secured Obligations; and

(d)    payment in full in cash of all other such Junior Secured Obligations that are outstanding and unpaid at the time the principal of and interest and premium on all such Junior Secured Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnification, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); provided that the Discharge of Junior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by Section 2.10(a).

“Discharge of Senior Secured Debt Obligations” means, with respect to any particular Senior Secured Obligations, the occurrence of all of the following:

(a)    termination or expiration of all commitments to extend credit (or, in the case of Banking Services Obligations and Secured ABL Swap Obligations or similar Senior Secured Obligations, termination of arrangements giving rise to such debt or entering into other arrangements reasonably satisfactory to the counterparties thereto) that would constitute such Senior Secured Obligations;

(b)    payment in full in cash of the principal of, interest and premium (if any) on, fees and other charges comprising such Senior Secured Obligations (other than any undrawn letters of credit) (including, in any event, all such interest, fees, expenses, and other charges (including all such interest, fees, expenses, premiums and other charges incurred or accruing following the commencement of any Insolvency or Liquidation Proceeding, regardless of whether any portion of such interest, fees and other charges are enforceable, allowed or allowable in any Insolvency or Liquidation Proceeding under Section 506 of the Bankruptcy Code or otherwise);

(c)    discharge or cash collateralization (at the lower of (i) 103% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Senior Documents) of all outstanding letters of credit constituting such Senior Secured Obligations; and

(d)    payment in full in cash of all other such Senior Secured Obligations that are outstanding and unpaid at the time the principal of and interest and premium on all such Senior Secured Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnification, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by Section 2.10(a).

“Enforcement Notice” means a written notice delivered, at a time when an Event of Default has occurred and is continuing, by either the ABL Agent or any Fixed Assets Debt Agent to the other specifying the relevant Event of Default.

“Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement, the Cash Flow Agreement, the Notes Indenture or any Additional Fixed Assets Debt Document, as the context may require.

“Fixed Assets Cash Collateral” has the meaning assigned to that term in Section 2.06(b).

“Fixed Assets Collateral Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by any Grantor or a Fixed Assets Debt Agent or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Fixed Assets Priority Collateral that are required to be held in trust in such account or accounts pursuant to the terms of any Fixed Assets Debt Document.

“Fixed Assets Debt” means the Cash Flow Debt Obligations, the Notes Debt Obligations and any Additional Fixed Assets Debt Obligations.

“Fixed Assets Debt Agents” means the Cash Flow Agent, the Notes Collateral Agent and each Additional Fixed Assets Debt Agent.

“Fixed Assets Debt Collateral” means the Cash Flow Collateral, the Notes Collateral and any Additional Fixed Assets Debt Collateral.

“Fixed Assets Debt Documents” means the Cash Flow Documents, the Notes Documents and any Additional Fixed Assets Debt Documents.

“Fixed Assets Debt Facilities” means the Cash Flow Agreement, the Notes Indenture and any Additional Fixed Assets Debt Facility.

“Fixed Assets Debt Lien” means the Cash Flow Lien, the Notes Lien and each Additional Fixed Assets Debt Lien.

“Fixed Assets Debt Obligations” means the Cash Flow Debt Obligations, the Notes Debt Obligations and any Additional Fixed Assets Debt.

“Fixed Assets Debt Secured Parties” means the Cash Flow Secured Parties, the Notes Secured Parties and any Additional Fixed Assets Debt Secured Parties.

“Fixed Assets Debt Security Documents” means the Cash Flow Security Documents, the Notes Security Documents and the Additional Fixed Assets Debt Security Documents.

“Fixed Assets DIP Financing” has the meaning assigned to that term in Section 2.06(b).

“Fixed Assets Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the date hereof, by and among the Parent Borrower, the other grantors named therein, Deutsche Bank AG New York Branch (together with its successors and assigns), as collateral agent under the Cash Flow Agreement, and U.S. Bank National Association (together with its successors and assigns), as notes collateral agent and notes trustee under the Notes Indenture.

“Fixed Assets Substitute Facility” means any Cash Flow Substitute Facility or Notes Substitute Facility, as applicable.

“Fixed Assets Priority Collateral” shall mean all Collateral consisting of the following:

(a)    all owned and leased real property;

(b)    all Inventory;

(c)    all Fixtures and Equipment;

(d)    all Intellectual Property;

(e)    all Pledged Equity

(f)    all General Intangibles, Chattel Paper, Instruments and Documents (other than General Intangibles, Chattel Paper, Instruments and Documents that are ABL Priority Collateral);

(g)    all Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, fixtures or equipment;

(h)    all intercompany indebtedness of the Parent Borrower and its Subsidiaries;

(i)    all permits and licenses related to any of the foregoing (including any permits or licenses related to the ownership or operation of real property, fixtures or equipment of any Grantor);

(j)     all proceeds of insurance policies (which excludes any such proceeds that relate to ABL Priority Collateral);

(k)    all books and records related to the foregoing and not relating to ABL Priority Collateral;

(l)    all products and Proceeds of any and all of the foregoing (other than any such Proceeds that are ABL Priority Collateral); and

(m)    all other Collateral not constituting ABL Priority Collateral.

“Grantor” means the Initial Grantors and each other direct or indirect Subsidiary of the Parent Borrower that shall have granted any Lien in favor of the ABL Agent or any Fixed Assets Debt Agent on any of its assets or properties to secure both (i) the ABL Debt Obligations and (ii) any Fixed Assets Debt Obligations.

“Initial Grantors” has the meaning assigned to such term in the preamble hereto.

“Insolvency or Liquidation Proceeding” means:

(a)    any case commenced by or, against any Grantor under the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;

(b)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Senior Documents;

(c)    any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to any Grantor or any of its assets; or

(d)    any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” has the meaning assigned to such term in the Security Agreement dated as of August 23, 2019, among the Cash Flow Agent and the Grantors party thereto.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Junior Documents” means (a) in respect of the Fixed Assets Priority Collateral, the ABL Debt Documents and (b) in respect of the ABL Priority Collateral, the Fixed Assets Debt Documents.

“Junior Liens” means (a) in respect of the ABL Priority Collateral, the Fixed Assets Debt Liens on such Collateral, and (b) in respect of the Fixed Assets Priority Collateral, the ABL Liens on such Collateral.

“Junior Representative” means (a) with respect to the Fixed Assets Priority Collateral, the ABL Agent and (b) with respect to the ABL Priority Collateral, each Fixed Assets Debt Agent.

“Junior Secured Obligations” means (a) with respect to the Fixed Assets Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the Fixed Assets Priority Collateral), the ABL Debt Obligations and (b) with respect to ABL Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the ABL Priority Collateral), the Fixed Assets Debt Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which any Junior Representative (on behalf of itself and the applicable Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Fixed Assets Priority Collateral, the ABL Secured Parties and (b) with respect to the ABL Priority Collateral, the Fixed Assets Debt Secured Parties.

“Junior Secured Obligations Security Documents” means (a) with respect to the ABL Priority Collateral, the Fixed Assets Debt Security Documents and (b) with respect to the Fixed Assets Priority Collateral, the ABL Security Documents.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, encumbrance, charge, trust (deemed or statutory) or security interest in, on or of such asset, whether or not filed, recorded or otherwise perfected under applicable law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that in no event shall an operating lease be deemed to be a Lien.

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Collateral” means all assets and properties subject to Liens created by the Notes Security Documents to secure the Notes Debt Obligations.

“Notes Collateral Agent” means the Original Notes Collateral Agent, and, from and after the date of execution and delivery of a Notes Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Notes Debt Obligations” means all “Obligations” as defined in the Notes Indenture (or any similar term of any Notes Substitute Facility). Notes Debt Obligations shall expressly include any and all interest accruing and fees, costs, expenses, premiums and charges incurred after the date of any filing by or against any Grantor of any petition or complaint initiating any Insolvency or Liquidation Proceeding, regardless of whether any Notes Secured Party’s claim therefor is enforceable, allowable or allowed as a claim in the Insolvency or Liquidation Proceeding commenced by the filing of such petition or complaint.

“Notes Documents” means the Notes Indenture, the Notes Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Notes Substitute Facility.

“Notes Indenture” means the Indenture, dated as of the date hereof, among the Parent Borrower, as issuer, the guarantors party thereto from time to time and the Original Notes Collateral Agent, pursuant to which the Parent Borrower, as issuer, issued on the Closing Date 5.125% senior secured notes due 2027, and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Notes Substitute Facility.

“Notes Lien” means a Lien granted by the Notes Security Documents to the Notes Collateral Agent at any time upon any property of any other Grantor to secure Notes Debt Obligations.

“Notes Secured Parties” means, at any time, the “Secured Parties” as defined in the Notes Indenture (or any similar term of any Notes Substitute Facility).

“Notes Security Documents” means each of the “Collateral Documents” as defined in the Notes Indenture (or any Notes Substitute Facility).

“Notes Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied, the proceeds of which are used to, among other things, Replace the Notes Indenture. For the avoidance of doubt, no Notes Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Notes Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Notes Debt Obligations are subject to under this Agreement.

“Obligations” means, with respect to any Secured Parties, any principal, interest, penalties, fees, expenses, premiums, indemnifications, reimbursements, damages and other liabilities (including all interest, fees, expenses, and other charges accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees, expenses, and other charges are not enforceable, allowable or allowed as a claim in such proceeding) under the Secured Documents of such Secured Party.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, Assistant Treasurer or the Secretary or Assistant Secretary of the Parent Borrower and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

Any document delivered hereunder that is signed by an Officer of a Grantor shall be conclusively presented to have been authorized by all necessary corporate, partnership and/or other action on the part of such Grantor and such Officer shall be conclusively presumed to have acted on behalf of such Grantor.

“Officer’s Certificate” means a certificate signed on behalf of applicable Grantor by an Officer of such Grantor.

“Original ABL Agent” has the meaning assigned to that term in the preamble hereto.

“Original Cash Flow Agent” has the meaning assigned to that term in the preamble hereto.

“Original Notes Collateral Agent” has the meaning assigned to that term in the preamble hereto.

“Parent Borrower” has the meaning assigned to that term in the preamble hereto.

“Permitted Subordination” has the meaning assigned thereto in Section 2.01(d).

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, plan of arrangement, agreement for composition, or other type of dispositive restructuring plan proposed in or in connection with any Insolvency or Liquidation Proceeding.

“Pledged Equity” shall mean any Capital Stock of, or other equity interests in, any Grantor, any Subsidiary thereof or any other Person, to the extent, in each case, constituting part of the Collateral.

“Recovery” has the meaning assigned to that term in Section 2.07.

“Replaces” means, (a) in respect of any agreement with reference to the ABL Credit Agreement or the ABL Debt Obligations or any ABL Substitute Facility, that such agreement refinances, replaces, exchanges or refunds the ABL Credit Agreement or such ABL Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated; and (b) in respect of any indebtedness with reference to the Fixed Assets Debt Documents or the Fixed Assets Debt Facilities, that such indebtedness refinances, replaces, exchanges or refunds the Fixed Assets Debt Documents or such Fixed Assets Debt Facilities (i) in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated, or, (ii) to the extent permitted by the terms of the Fixed Assets Debt Documents or such Fixed Assets Debt Facilities, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Representative” means (a) in the case of any Series of Fixed Assets Debt Obligations, the Fixed Assets Debt Agent for such Series, and (b) in the case of any ABL Debt Obligations, the ABL Agent.

“Secured ABL Swap Obligations” shall have the meaning ascribed to “Secured Hedging Obligations” in the ABL Credit Agreement (or any similar term of any ABL Substitute Facility).

“Secured Debt Obligations” means the Fixed Assets Debt Obligations (including the Obligations incurred under each Series of Fixed Assets Debt) and the ABL Debt Obligations.

“Secured Debt Representative” means (a) in the case of the ABL Debt Obligations, the ABL Agent, (b) in the case of the Fixed Assets Debt, the Fixed Assets Debt Agent and (c) in the case of any Fixed Assets Debt Obligations, any Additional Fixed Assets Debt Agent.

“Secured Documents” means the Fixed Assets Debt Documents and the ABL Debt Documents.

“Secured Parties” means the Fixed Assets Debt Secured Parties and the ABL Secured Parties.

“Security Documents” means the Fixed Assets Debt Security Documents and the ABL Security Documents.

“Senior Documents” means (a) in respect of the Fixed Assets Priority Collateral, the Fixed Assets Debt Documents, and (b) in respect of the ABL Priority Collateral, the ABL Debt Documents.

“Senior Liens” means (a) in respect of the ABL Priority Collateral, the ABL Liens on such Collateral, and (b) in respect of the Fixed Assets Priority Collateral, the Fixed Assets Debt Liens on such Collateral.

“Senior Representative” means (a) with respect to the Fixed Assets Priority Collateral, the Controlling Fixed Assets Debt Agent and (b) with respect to the ABL Priority Collateral, the ABL Agent.

“Senior Secured Obligations” means (a) with respect to the ABL Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the Fixed Assets Priority Collateral), the Fixed Assets Debt Obligations, and (b) with respect to any Fixed Assets Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the ABL Priority Collateral), the ABL Debt Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and any applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Fixed Assets Priority Collateral, the Fixed Assets Debt Secured Parties, and (b) with respect to the ABL Priority Collateral, the ABL Secured Parties.

“Senior Secured Obligations Security Documents” means (a) with respect to the ABL Priority Collateral, the ABL Security Documents, and (b) with respect to the Fixed Assets Priority Collateral, the Fixed Assets Debt Security Documents.

“Series” means each of (a) the Cash Flow Debt Obligations, (b) the Notes Debt Obligations and (c) each class or issuance of Additional Fixed Assets Debt Obligations incurred under a single Additional Fixed Assets Debt Facility. “Series” when used with respect to any agent, person, document, lien or other item with respect to any Cash Flow Debt Obligations, any Notes Debt Obligations or Fixed Assets Debt Obligations shall have a correlative meaning.

“Standstill Period” has the meaning assigned to that term in Section 2.02.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (excluding charitable foundations) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person).

“Subsidiary Grantors” has the meaning assigned to that term in the preamble hereto.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01.    Subordination of Junior Liens.

(a)    The grant of the ABL Liens pursuant to the ABL Security Documents and each grant of the Fixed Assets Debt Liens pursuant to the Fixed Assets Debt Security Documents create separate and distinct Liens on the Collateral.

(b)    All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Cash Flow Documents, the Notes Documents, the ABL Debt Documents, any Additional Fixed Assets Debt Documents, or any other agreement or instrument or operation of law to the contrary, and irrespective of the date, time, method, manner, or order of grant, attachment, or perfection of, or any defect or deficiencies in, or failure to perfect, the ABL Liens or the Fixed Assets Debt Liens, and whether or not any such Liens are otherwise subordinated, voided, avoided, invalidated or lapsed, and notwithstanding applicable provisions of law that may otherwise apply.

(c)    It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Fixed Assets Debt Secured Parties, so long as such increase, extension, renewal, replacement, restatement, supplement, restructuring, repayment, refund, refinancing or amendment does not contravene any provision of this Agreement. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof).

(d)    If at any time the ABL Agent shall make a Permitted Subordination (as defined below) with respect to any ABL Priority Collateral or any Fixed Assets Debt Agent shall make a Permitted Subordination with respect to Fixed Assets Priority Collateral, in each case, to or in favor of any Person, the priority of such Representative’s Liens vis-a-vis the Liens therein of the other Representative shall not be affected thereby and the subordinating Representative’s Liens shall continue to be senior in priority to the other Representative’s Liens in the affected Collateral as and to the extent provided in this Section 2. As used herein, the term “Permitted Subordination” shall mean a voluntary subordination by the ABL Agent of its Liens with respect to any or all ABL Priority Collateral, or by any Fixed Assets Debt Agent of its Liens with respect to any or all Fixed Assets Priority Collateral, in favor of depository banks, securities or commodities intermediaries, landlords, mortgagees, custom brokers, freight forwarders, carriers, warehousemen, factors, and other Persons who provide goods or services to a Grantor in the ordinary course of business.

SECTION 2.02.    No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. Subject to the immediately succeeding paragraph, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations (including, without limitation, exercising any rights under any deposit account control agreement constituting Junior Secured Obligations Collateral), it being agreed that only the Senior Representative or any Person authorized by the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations; provided, however, that any Junior Representative or any person authorized by it (subject to any intercreditor arrangement solely as among the Junior Secured Obligations Secured Parties (including, with respect to the Notes Debt Obligations and the Cash Flow Debt Obligations, the Fixed Assets Intercreditor Agreement) until the Discharge of Junior Secured Obligations) may exercise any or all such rights with respect to any Junior Secured Obligations Collateral (but not rights the exercise of which is otherwise prohibited by this Agreement including Section 2.06 hereof) after a period of at least 180 days has elapsed since the date on which each Senior Representative has received written notice from such Junior Representative of the existence of any Event of Default under the Junior Documents in respect of which the Junior Representative acts as representative that is continuing and the written demand by the Junior Representative of the immediate payment in full (whether as a result of acceleration thereof or otherwise) of all of the Junior Secured Obligations under such Junior Documents so long as such Event of Default has not been cured or waived (such period being referred to herein as the “Standstill Period”); provided further, however, that notwithstanding anything herein to the contrary, (i) in the event that at any time after any Junior Representative has sent a notice to each Senior Representative to commence the Standstill Period, the Event of Default that was the basis for such notice is cured or waived or otherwise ceases to exist, and any notice of acceleration has been rescinded by the applicable Junior Representative, then the notice to commence the Standstill Period shall automatically and without further action of the parties be deemed rescinded and no Standstill Period shall be deemed to have been commenced, (ii) the Standstill Period shall be tolled for any period during which the Senior Representative is stayed pursuant to any Insolvency or Liquidation Proceeding or by an order issued in any Insolvency or Liquidation Proceeding or by any other court of competent jurisdiction from exercising any rights or remedies and (iii) in no event shall any Junior Representative or any other Junior Secured Obligations Secured Party exercise any secured credit remedy with respect to any specific item or items of the Senior Secured Obligation Collateral or commence or petition for any action or proceeding with respect to such rights or remedies if, notwithstanding the expiration of the 180-day period, any Senior Representative (or an agent on its behalf) shall have (A) commenced and be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay in any Insolvency or Liquidation Proceeding to enable the commencement and pursuit thereof) the exercise of its rights or remedies against the Grantors or all or any material portion of the Senior Secured Obligation Collateral, including any of the following: solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Senior Secured

Obligation Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting or selling all or any material portion of the Senior Secured Obligation Collateral, the notification of account debtors to make payments to the Senior Secured Obligation Collateral or its agents, the initiation of any action to take possession of all or any material portion of the Senior Secured Obligation Collateral or the commencement of any legal proceedings or actions against or with respect to all or any material portion of the Senior Secured Obligation Collateral and (B) given prompt notice of such exercise to each Junior Representative.

Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, take all such actions as it shall deem necessary to (i) perfect or continue the perfection of its Junior Liens or (ii) to create, preserve or protect (but not enforce) the Junior Liens on any Collateral. In addition, any Junior Representative may, with respect to any Junior Secured Obligations, in each case to the extent not otherwise inconsistent with the other provisions of this Agreement:

(a)    file a claim, proof of claim, or statement of interest with respect to such Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any Grantor;

(b)    file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Junior Secured Obligations Secured Parties, including any claims secured by the Junior Secured Obligations Collateral, in each case in accordance with the terms of this Agreement;

(c)    in accordance with Section 2.06, file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding, in accordance with applicable law (including the Bankruptcy Laws of any applicable jurisdiction); and

(d)    vote on any plan of reorganization, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any plan of reorganization) that are, in each case, in accordance with the terms of this Agreement.

SECTION 2.03.    No Duties of Senior Representative; Binding Nature of Certain Determinations.

(a)    Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any fiduciary or other duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative (and in the case there is more than one Series of Fixed Assets Debt, to the Controlling Fixed Assets Debt Agent that is a Junior Representative) any remaining Collateral that constitutes Junior Secured Obligations Collateral and any proceeds of the sale or other disposition of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following the associated Discharge of Senior Secured Debt Obligations, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations

Secured Party holds a Junior Lien, the Senior Representative or any Person authorized by the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard to any Junior Lien, or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

(b)    Each Junior Representative and each Junior Secured Obligations Secured Party shall be bound by any extension of the time for performance, or any determination to excuse any requirement to take any action, that is made by the Senior Representative with respect to the Senior Secured Obligations Collateral. No Secured Party (other than the Senior Representative) shall interfere with any enforcement actions taken or any other exercise of remedies by the Senior Representative (or an agent at its direction) regardless of whether they are Secured Parties with respect to the series of indebtedness that is controlling, subject to the proviso to the first full paragraph in Section 2.02.

SECTION 2.04.    No Interference; Payment Over; Reinstatement; Application of Proceeds.

(a)    Each Junior Secured Obligations Secured Party agrees that (i) it will not, directly or indirectly, take or cause to be taken (or assist or support any other Person in taking) any action the purpose, or effect of which is, or could be, to make any Junior Lien rank equal with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not, directly or indirectly, contest, challenge or question, or assist or support any other Person in contesting, challenging or questioning, whether in any proceeding (including any Insolvency or Liquidation Proceeding) or otherwise, the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, enforceability, attachment, perfection or priority of any Senior Lien or the allowability of the claims with respect to such Senior Liens, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not, directly or indirectly, take or cause to be taken, or assist or support any other Person in taking any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not, directly or indirectly, institute any suit or assert in any suit or Insolvency or Liquidation Proceeding or assist or support any other Person in instituting any suit or asserting in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not, directly or indirectly, seek or assist or support any other Person in seeking, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not, challenge or attempt to challenge, directly or indirectly, or assist or support any other Person in challenging or attempting to challenge, whether by judicial proceedings or otherwise, the enforceability of any provision of this Agreement.

(b)    Each Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds, payment or distribution in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it as a secured creditor under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to an enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents.

(c)    So long as the Discharge of Senior Secured Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, any Collateral in which a Senior Secured Obligations Secured Party has a Senior Lien or any proceeds

(whether in cash or otherwise) thereof received in connection with any exercise of secured creditor remedies by any Senior Secured Obligations Secured Party with respect to such Collateral or any Insolvency or Liquidation Proceeding, shall be applied:

first, in payment to all amounts owing to the Senior Representative in connection with such exercise of secured creditor remedies;

second, to the payment of the Senior Secured Obligations in accordance with any intercreditor arrangement solely as among the Senior Secured Obligations Secured Parties (including, with respect to the Notes Debt Obligations and the Cash Flow Debt Obligations, the Fixed Assets Intercreditor Agreement) until the Discharge of Senior Secured Debt Obligations;

third, to the payment of the Junior Secured Obligations in accordance with any intercreditor arrangement solely as among the Junior Secured Obligations Secured Parties (including, with respect to the Notes Debt Obligations and the Cash Flow Debt Obligations, the Fixed Assets Intercreditor Agreement) until the Discharge of Junior Secured Debt Obligations; and

fourth, the balance, if any, to the Grantors or their successors or assigns, as their interest may appear, or to whosoever may be lawfully entitled to the same.

SECTION 2.05.    Release of Liens; Automatic Release of Junior Liens.

(a)    Each Junior Representative and each other Junior Secured Obligations Secured Party agrees that in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such sale, transfer or other disposition will be free and clear of any Junior Lien on such Junior Secured Obligations Collateral securing the applicable Junior Secured Obligations Collateral and, upon consummation of such sale, transfer or other disposition, the Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and so long as such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents or (B) occurs in any private or public sale of all or any portion of the Senior Secured Obligations Collateral in connection with exercise of secured creditor remedies by the Senior Representative, acting on behalf of the applicable Senior Secured Obligations Secured Parties; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a) that remain after the associated Discharge of Senior Secured Debt Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any Deposit Account that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien be perfected by control with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents.

(b)    The ABL Agent and each Fixed Assets Debt Agent agrees that, with respect to the release of any Collateral, if the ABL Agent or such Fixed Assets Debt Agent, as applicable, at any time receives:

(i)    an Officer’s Certificate from the relevant Grantor stating that (A) the signing Officer has read Article 2 of this Agreement and understands the provisions and the definitions relating hereto, (B) such Officer has made such examination or investigation as is necessary to enable such Persons to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Documents, if any, relating to the release of such Collateral have been complied with and (C) in the opinion of such Officer, such conditions precedent, if any, have been complied with;

(ii)    the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii)    prior to the associated Discharge of Senior Secured Debt Obligations, the written confirmation of the applicable Senior Representative (or, at any time after the associated Discharge of Senior Secured Debt Obligations, each Junior Representative) (such confirmation to be given promptly following receipt of, and based solely on, the Officer’s Certificate described in clause (i) above) that, in its view, such release is permitted by Section 2.05(a) and the respective Secured Documents governing the Fixed Assets Debt Obligations or the ABL Debt Obligations, as applicable, the holders of which such Representative represents;

then the ABL Agent or each Fixed Assets Debt Agent, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth Business Day (or such shorter period as shall be acceptable to the Representatives) after the date of receipt of the items required by this Section 2.05(b) by the applicable Representative.

(c)    Each Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

SECTION 2.06.    Certain Agreements With Respect to Insolvency or, Liquidation Proceedings.

(a)    This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against the Parent Borrower, any of the Parent Borrower’s Subsidiaries or any other Grantor. Without limiting the generality of the foregoing, the provisions of this Agreement are intended to be and shall be enforceable as a “subordination agreement” under Section 510(a) of the Bankruptcy Code. All references to the Parent Borrower or any other Grantor shall include the Parent Borrower or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for such person in any Insolvency or Liquidation Proceeding.

(b)    If any Grantor is subject to an Insolvency or Liquidation Proceeding while the ABL Debt Obligations and the Fixed Assets Debt Obligations are outstanding, each ABL Secured Party will (x) raise no objection to, nor support any other person objecting to, and will be deemed to have consented to, the use of any Fixed Assets Priority Collateral constituting cash collateral under Section 363(a) of the Bankruptcy Code or any comparable law (“Fixed Assets Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code to be secured by all or any portion of the Fixed Assets Priority Collateral (but not any other asset other than ABL Priority Collateral, subject to the proviso below), or any comparable law (which may include a “roll-up” or “roll-over” of all or any of the Fixed Assets Debt Obligations), whether provided by any Fixed Assets Debt Secured Party or other person, but in each case to the extent approved for such purpose by the Controlling Fixed Assets Debt Agent (a “Fixed Assets DIP Financing”), (y) not request or accept adequate protection or any other relief in connection with the use of such Fixed Assets Cash Collateral or such Fixed Assets DIP Financing (subject to certain exceptions including as hereinafter described) and (z) subordinate the Liens of the ABL Agent and the other ABL Secured Parties on the Fixed Assets Priority Collateral (but not the ABL Priority Collateral) to (A) the Liens on the Fixed Assets Priority Collateral securing such Fixed Assets DIP Financing (to the extent the Liens securing the Fixed Assets DIP Financing are pari passu or senior in priority to the Liens securing the Fixed Assets Debt Obligations), (B) any adequate protection provided to the Fixed Assets Debt Secured Parties with respect to Fixed Assets Priority Collateral and (C) any surcharge, professional fee and U.S. trustee or clerk of the court fee “carve-outs” from the Fixed Assets Priority Collateral, in each case, to be paid prior to the discharge of each of the Fixed Assets Debt Obligations, in each case, on the same terms as the Liens of the ABL Secured Parties are subordinated to the Liens granted with respect to such Fixed Assets DIP Financing; provided that (i) any Lien on ABL Priority Collateral to secure such Fixed Assets DIP Financing is subordinate to the Lien on the ABL Priority Collateral securing the ABL Debt Obligations and (ii) the terms of the Fixed Assets DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the Fixed Assets DIP Financing documentation or related documents.

(c)    If any Grantor is subject to an Insolvency or Liquidation Proceeding while the ABL Debt Obligations and the Fixed Assets Debt Obligations are outstanding, each Fixed Assets Debt Secured Party will (x) raise no objection to, nor support any other person objecting to, and will be deemed to have consented to, the use of any ABL Priority Collateral constituting cash collateral under Section 363(a) of the Bankruptcy Code or any comparable law (“ABL Cash Collateral”), or any post-petition financing under Section 364 of the Bankruptcy Code to be secured by all or any portion of the ABL Priority Collateral (but not any other asset other than Fixed Assets Priority Collateral, subject to the proviso below), or any comparable law (which may include a “roll-up” or “roll-over” of all or any of the ABL Debt Obligations), whether provided by any ABL Secured Party or other person, but in each case to the extent approved for such purpose by the ABL Agent (an “ABL DIP Financing”), (y) will not request or accept adequate protection or any other relief in connection with the use of such ABL Cash Collateral or such ABL DIP Financing (subject to certain exceptions including as hereinafter described) and (z) subordinate the Liens of the Fixed Assets Debt Agents and the other Fixed Assets Debt Secured Parties on the ABL Priority Collateral (but not the Fixed Assets Priority Collateral) to (A) the Liens on the ABL Priority Collateral securing such ABL DIP Financing (to the extent the Liens securing the ABL DIP Financing are pari passu or senior in priority to the Liens securing the ABL Debt Obligations), (B) any adequate protection provided to the ABL Secured Parties with respect to the ABL Priority Collateral and (C) any surcharge, professional fee and U.S. trustee or clerk of the court fee “carve-outs” from the ABL Priority Collateral, in each case, to be paid prior to the discharge of each of the ABL Debt Obligations, in each case, on the same terms as the Liens of the Fixed Assets Debt Secured Parties are subordinated to the Liens granted with respect to such ABL DIP Financing; provided that (i) any Lien on Fixed Assets Priority Collateral to secure such ABL DIP Financing is subordinate to the Lien on the Fixed Assets Priority Collateral securing the Fixed Assets Debt Obligations and (ii) the terms of the ABL DIP Financing do not compel the applicable Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the ABL DIP Financing documentation or related documents.

(d)    The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any insolvency proceeding in respect of any portion of the Fixed Assets Debt Collateral without each Fixed Assets Debt Agent’s express written consent; provided, however, that in the event that any or all of the Fixed Assets Debt Agents and the other applicable Fixed Assets Debt Secured Parties are seeking or have obtained relief from the automatic stay with respect to any Fixed Assets Debt Collateral, the ABL Agent may join the Fixed Assets Debt Agents in seeking corresponding relief from the automatic stay with respect to such Fixed Assets Debt Collateral (but shall not hinder, delay or interfere with the efforts by the Fixed Assets Debt Agents and/or the other applicable Fixed Assets Debt Secured Parties either to obtain relief from the automatic stay with respect to such Fixed Assets Debt Collateral or to exercise any rights or remedies against such Fixed Assets Debt Collateral).

(e)    Each Fixed Assets Debt Agent, on behalf itself and the Fixed Assets Debt Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any insolvency proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent; provided, however, that in the event that any or all of the ABL Agent and the other ABL Secured Parties are seeking or have obtained relief from the automatic stay with respect to any ABL Priority Collateral, the Fixed Assets Debt Agents may join the ABL Agent in seeking corresponding relief from the automatic stay with respect to such ABL Priority Collateral (but shall not hinder, delay or interfere with the efforts of the ABL Agent and/or the other ABL Secured Parties either to obtain relief from the automatic stay with respect to such ABL Priority Collateral or to exercise any rights or remedies against such ABL Priority Collateral).

(f)    (i) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the shall contest (or support any other person contesting) (i) any request by any Fixed Assets Debt Agent or any Fixed Assets Debt Secured Party for adequate protection of its interest in the Fixed Assets Priority Collateral, (ii) any objection by any Fixed Assets Debt Agent or any Fixed Assets Debt Secured Party to any motion, relief, action or proceeding based on a claim by any Fixed Assets Debt Agent or any Fixed Assets Debt Secured Party that its interests in the Collateral are not adequately protected so long as any Liens granted to such Fixed Assets Debt Agent as adequate protection of its interests are subject to this Agreement or (iii) the payment of certain interest, fees, expenses or other amounts to any Fixed Assets Debt Agent or any other Fixed Assets Debt Secured Party under the Bankruptcy Code or otherwise from the proceeds of Fixed Assets Priority Collateral, and that none of them shall assert or enforce any claim against any Fixed Assets Priority Collateral under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Liens securing the Fixed Assets Debt Obligations with respect to such Fixed Assets Priority Collateral for costs or expenses of preserving or disposing of any Fixed Assets Priority Collateral.

(g)    (i) Each Fixed Assets Debt Agent, on behalf of itself and the Fixed Assets Debt Secured Parties, agrees that none of them shall contest (or support any other person contesting) (i) any request by the ABL Agent or any other ABL Secured Party for adequate protection of its interest in the ABL Priority Collateral, (ii) any objection by the ABL Agent or any other ABL Secured Party to any motion, relief, action or proceeding based on a claim by the ABL Agent or any other ABL Secured Party that its interests in the Collateral are not adequately protected so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to this Agreement or (iii) the payment of certain interest, fees, expenses or other amounts to the ABL Agent or any other ABL Secured Party under the Bankruptcy Code or otherwise from the proceeds of ABL Priority Collateral, and that none of them shall assert or enforce any claim against any ABL Priority Collateral under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise that is senior to or on a parity with the Liens securing the ABL Debt Obligations with respect to such ABL Priority Collateral for costs or expenses of preserving or disposing of any ABL Priority Collateral.

(h)    Notwithstanding the foregoing, in any insolvency proceeding, (a) if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral of the type that would constitute ABL Priority Collateral, the ABL Secured Parties agree that the Fixed Assets Debt Secured Parties may seek or request adequate protection with respect to their interests in such Collateral in the form of a Lien on the same Collateral, which Lien will be subordinated to the Liens securing and providing adequate protection for the ABL Debt Obligations on the same basis as the other Liens securing Fixed Assets Debt Obligations on the ABL Priority

Collateral, (b) if the Fixed Assets Debt Secured Parties (or any subset thereof) are granted adequate protection with respect to the Fixed Assets Priority Collateral in the form of additional collateral of the type that would constitute Fixed Assets Priority Collateral, the Fixed Assets Debt Secured Parties agree that the ABL Secured Parties may seek or request adequate protection with respect to their interests in such Collateral in the form of a Lien on the same Collateral, which Lien will be subordinated to the Liens securing and providing adequate protection for the Fixed Assets Debt Obligations on the same basis as the other Liens securing ABL Debt Obligations on the Fixed Assets Priority Collateral, (c) if any Fixed Assets Debt Agent seeks or requests adequate protection in respect of the Fixed Assets Debt Obligations and such adequate protection is granted in the form of additional collateral of the type that would constitute ABL Priority Collateral, each Fixed Assets Debt Agent agrees on behalf of itself and the Fixed Assets Debt Secured Parties that the ABL Agent shall also be granted a Lien on such additional Collateral as security and adequate protection for the ABL Debt Obligations and for any use of the ABL Cash Collateral or ABL DIP Financing and that any Lien on such additional Collateral securing or providing adequate protection for the Fixed Assets Debt Obligations shall be subordinated to the Lien on such Collateral securing the ABL Debt Obligations and any such use of the ABL Cash Collateral or ABL DIP Financing (and all obligations relating thereto) and to any other Liens granted to the ABL Secured Parties as adequate protection on the same basis as the other Liens on the ABL Priority Collateral securing such Fixed Assets Debt Obligations are so subordinated to the Liens on the ABL Priority Collateral securing the ABL Debt Obligations under this Agreement and (d) if the ABL Agent seeks or requests adequate protection in respect of the ABL Debt Obligations and such adequate protection is granted in the form of additional collateral of the type that would constitute Fixed Assets Priority Collateral, the ABL Agent agrees on behalf of itself and the ABL Secured Parties that each Fixed Assets Debt Agent shall also be granted a Lien on such additional Collateral as security and adequate protection for the Fixed Assets Debt Obligations and for any use of the Fixed Assets Cash Collateral or Fixed Assets DIP Financing and that any Lien on such additional Collateral securing or providing adequate protection for the ABL Debt Obligations shall be subordinated to the Lien on such Collateral securing the Fixed Assets Debt Obligations and any such use of the Fixed Assets Cash Collateral or Fixed Assets DIP Financing (and all obligations relating thereto) and to any other Liens granted to the Fixed Assets Debt Secured Parties as adequate protection on the same basis as the other Liens on the Fixed Assets Priority Collateral securing such ABL Debt Obligations are so subordinated to the Liens on the Fixed Assets Priority Collateral securing the Fixed Assets Debt Obligations under this Agreement.

(i)    Each Fixed Assets Debt Agent, acting on behalf of itself and the Fixed Assets Debt Secured Parties, and the ABL Agent, acting on behalf of itself and the ABL Secured Parties, agrees that any or all of the ABL Agent and the ABL Secured Parties, or any or all of the Fixed Assets Debt Agents and the Fixed Assets Debt Secured Parties, as the case may be, may request and obtain (and the Fixed Assets Debt Secured Parties or ABL Secured Parties, as the case may be, will not oppose such request) administrative expense claims or superpriority administrative expense claims as adequate protection, or pursuant to Section 507(b) of the Bankruptcy Code or otherwise, and all such administrative expense claims or superpriority administrative expense claims granted to the Fixed Assets Debt Agents and Fixed Assets Debt Secured Parties, on the one hand, and the ABL Agent and ABL Secured Parties, on the other hand, with respect to their Fixed Assets Debt Obligations or ABL Debt Obligations, as the case may be, shall be pari passu based on the aggregate outstanding amounts of such administrative expense claims and superpriority administrative expense claims held by the Fixed Assets Debt Agents, the Fixed Assets Debt Secured Parties, the ABL Agent and the ABL Secured Parties, respectively. In addition, all administrative expense claims or superpriority administrative expense claims granted to any or all of the Fixed Assets Debt Agents, the Fixed Assets Debt Secured Parties, the ABL Agent and the ABL Secured Parties with respect to any Fixed Assets Debt Obligations or ABL Debt Obligations shall be junior to any claims relating to any ABL DIP Financing or Fixed Assets DIP Financing.

(j)    If any Grantor is subject to an insolvency proceeding while the ABL Debt Obligations and Fixed Assets Debt Obligations are outstanding, (a) the Fixed Assets Debt Secured Parties will not object or oppose (or support any person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code, (i) a motion to sell or otherwise dispose of any ABL Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any comparable law, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid of all or any portion of the claims of the ABL Secured Parties under Section 363(k) of the Bankruptcy Code towards the purchase of such ABL Priority Collateral, in each case, if the ABL Agent has consented to such sale or disposition of such ABL Priority Collateral; provided that (x) the parties’ respective Liens attach to the proceeds of such ABL Priority Collateral subject to this Agreement and (y) such motion does not impair the rights of the Fixed Assets Debt Secured Parties under Section 363(k) of the Bankruptcy Code in respect of a credit bid that would result in a full discharge of ABL Debt Obligations in cash (excluding contingent claims in respect of which no demand has been made).

(k)    If any Grantor is subject to an insolvency proceeding while the ABL Debt Obligations and Fixed Assets Debt Obligations are outstanding, the ABL Secured Parties will not object or oppose (or support any person in objecting or opposing), and will be deemed to have consented to pursuant to Section 363(f) of the Bankruptcy Code, (i) a motion to sell or otherwise dispose of any Fixed Assets Priority Collateral under Sections 363, 365 or 1129 of the Bankruptcy Code or any comparable law, free and clear of any Liens or other claims, (ii) a motion establishing notice, sale or bidding procedures for such disposition (including any break-up fee or other bidder protections) or (iii) a motion to permit a credit bid of all or any portion of the claims of the Fixed Assets Debt Secured Parties under Section 363(k) of the Bankruptcy Code towards the purchase of such Fixed Assets Priority Collateral, in each case, if each Fixed Assets Debt Agent has consented to such sale or disposition of such Fixed Assets Priority Collateral; provided that (x) the parties’ respective Liens attach to the proceeds of such Fixed Assets Priority Collateral subject to this Agreement and (y) such motion does not impair the rights of the ABL Secured Parties under Section 363(k) of the Bankruptcy Code in respect of a credit bid that would result in a full discharge of Fixed Assets Debt Obligations in cash (excluding contingent claims in respect of which no demand has been made).

(l)    Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code with respect to such party’s Senior Secured Obligations Collateral.

(m)    Each Fixed Assets Debt Agent, for itself and on behalf of the Fixed Assets Debt Secured Parties under the applicable Series, and the ABL Agent, for itself and on behalf of the ABL Secured Parties, acknowledge and intend that: the grants of Liens pursuant to the Fixed Assets Debt Security Documents, on the one hand, and the ABL Security Documents, on the other hand, constitute separate and distinct grants of Liens, and because of, among other things, their differing rights in the Collateral, the ABL Debt Obligations are fundamentally different from the Fixed Assets Debt Obligations and must be separately classified in any plan of reorganization or liquidation proposed or confirmed (or approved) in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and the claims of the Fixed Assets Debt Secured Parties in respect of any Collateral constitute claims in the same class (rather than separate classes of secured claims), then the ABL Secured Parties and the Fixed Assets Debt Secured Parties hereby acknowledge and agree that all distributions from the Collateral shall be made as if there were separate classes of ABL Debt Obligations and Fixed Assets Debt Obligations against the

Grantors (with the effect being that, to the extent that the aggregate value of the ABL Priority Collateral or the Fixed Assets Priority Collateral is sufficient (for this purpose ignoring all claims held by the other Secured Parties for whom such Collateral is Junior Secured Obligations Collateral), the ABL Secured Parties or the Fixed Assets Debt Secured Parties, respectively, shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, expenses, and other charges that are available from the applicable Senior Secured Obligations Collateral for each of the ABL Secured Parties and the Fixed Assets Debt Secured Parties (regardless of whether any such claims for post-petition interest, fees, expenses, or other charges may or may not be enforceable, allowed or allowable in whole or in part as against the Parent Borrower or any of the other Grantors in the applicable Insolvency or Liquidation Proceeding(s) pursuant to Section 506(b) of the Bankruptcy Code or otherwise), respectively, before any distribution is made in respect of any claims in respect of the Junior Secured Obligations from, or with respect to, such applicable Senior Secured Obligations Collateral, with the holder of such claims hereby acknowledging and agreeing to turn over to the respective other Secured Parties amounts otherwise received or receivable by them from, or with respect to, such applicable Senior Secured Obligations Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing their aggregate recoveries. This paragraph is intended to govern the relationship between the classes of claims held by the ABL Secured Parties, on the one hand, and a collective class of claims comprised of each series of claims of the Fixed Assets Debt Secured Parties (as opposed to separate classes of each such series of claims), on the other hand, and, for the avoidance of doubt, nothing set forth herein shall in any way alter or modify the relationship of each series of such separate claims held by the holders of the Fixed Assets Debt Obligations, including as set forth in the Fixed Assets Intercreditor Agreement, or otherwise cause such different claims to be combined into one or more classes or otherwise classified in a manner that violates the Fixed Assets Intercreditor Agreement.

(n)    If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the ABL Debt Obligations and on account of the Fixed Assets Debt Obligations, then, to the extent the debt obligations distributed on account of the ABL Debt Obligations and on account of the Fixed Assets Debt Obligations are secured by Liens upon the Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the debt obligations so distributed, to the Liens securing such debt obligations and the distribution of proceeds thereof.

(o)    No Junior Representative or any other Junior Secured Obligations Secured Party may support or vote in favor of any plan of reorganization (and each shall be deemed to have voted to reject any Plan of Reorganization) that is inconsistent with the terms of this Agreement.

SECTION 2.07.    Reinstatement. If any Senior Secured Obligations Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Parent Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Secured Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, and the Senior Secured Obligations Secured Parties shall be entitled to a future Discharge of Senior Secured Debt Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Representative, for itself and on behalf of each Junior Secured Obligations Secured Party under its Junior Documents, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 2.08.    Entry Upon Premises by the ABL Agent and the ABL Secured Parties; Intellectual Property License.

(a)    If the ABL Agent takes any enforcement action with respect to the ABL Priority Collateral, the Fixed Assets Debt Secured Parties (i) shall reasonably cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and subject to the condition that the Fixed Assets Debt Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Fixed Assets Debt Secured Parties unless the ABL Secured Parties fully indemnify such Fixed Assets Debt Secured Parties for such liability or damage) in its efforts to enforce its security interest in the ABL Priority Collateral and to finish any work-in-process and assemble the ABL Priority Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL Priority Collateral or from finishing any work-in-process or assembling the ABL Priority Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Fixed Assets Priority Collateral (including equipment, processors, computers and other machinery related to the storage or processing of records, documents or files), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the ABL Priority Collateral and completing the processing of and turning into finished goods of any ABL Priority Collateral consisting of work-in-process, (2) selling any or all of the ABL Priority Collateral located on such Fixed Assets Priority Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the ABL Priority Collateral located on such Fixed Assets Priority Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Secured Parties in and to the ABL Priority Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of any Fixed Assets Debt Agent from selling, assigning or otherwise transferring any Fixed Assets Priority Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Agent conducts a public auction or private sale of the ABL Priority Collateral at any of the real property included within the Fixed Assets Priority Collateral, the ABL Agent shall provide each Fixed Assets Debt Agent with reasonable notice and use reasonable efforts to hold such auction, or sale in a manner which would not unduly disrupt such Fixed Assets Debt Agent’s use of such real property.

(b)    Notwithstanding any limitation set forth in Section 2.08(a), no Fixed Assets Debt Secured Party shall in any manner interfere with ABL Agent’s right to use any Intellectual Property pursuant to any license or other right of use granted by a Grantor or pursuant to any applicable law, and any sale or other disposition of such Intellectual Property whether by a lien enforcement action or otherwise shall be made expressly subject to such license or other right of use until the soonest to occur of the following: (i) the Discharge of Senior Secured Debt Obligations of the ABL Secured Parties, or (ii) all ABL Priority Collateral consisting of inventory has been sold or otherwise disposed of after the occurrence and during the continuance of an Event of Default under the ABL Debt Documents, whether pursuant to a lien enforcement action by ABL Secured Parties, by a trustee or other representative of creditors in an Insolvency or Liquidation Proceeding or by one or more Grantors in an orderly liquidation of such ABL Priority Collateral, to repay the ABL Debt Obligations. Nothing in this Section shall be deemed to modify, waive, condition, limit or otherwise adversely affect any right ABL Agent may have to sell or otherwise dispose of any inventory (including inventory bearing any trademarks or tradenames forming a part of the Fixed Assets Priority Collateral), whether by lien enforcement action or otherwise, after any sale or other disposition of any intellectual property by any Fixed Assets Debt Agent or any other Fixed Assets Debt Secured Party.

(c)    During the period of actual occupation, use or control by the ABL Secured Parties or their agents or representatives of any Fixed Assets Priority Collateral, the ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Fixed Assets Priority Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Fixed Assets Priority Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Secured Parties severally (on a pro rata basis) agree to pay, indemnify and hold each Fixed Assets Debt Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of the ABL Agent or any of its agents, representatives or invitees in its or their operation of such facilities. Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Fixed Assets Debt Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Fixed Assets Priority Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under this Section and the ABL Secured Parties shall have no duty or liability to maintain the Fixed Assets Priority Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Fixed Assets Priority Collateral that results solely from ordinary wear and tear resulting from the use of the Fixed Assets Priority Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, ABL Agent, to the extent that rights have been exercised under this Section 2.08 by ABL Agent, shall cooperate with the Fixed Assets Debt Secured Parties in connection with any efforts made by the Fixed Assets Debt Secured Parties to sell the Fixed Assets Priority Collateral.

(d)    Each Fixed Assets Debt Agent and each Fixed Assets Debt Secured Party, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, hereby grants to the ABL Agent and the ABL Secured Parties a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all Intellectual Property now owned or hereafter acquired included as part of the Fixed Assets Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any Accounts (as defined in the ABL Credit Agreement as of the date hereof) comprising ABL Priority Collateral, in each case solely in connection with any exercise of remedies available to the ABL Secured Parties; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such Intellectual Property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. Furthermore, each Fixed Assets Debt Agent agrees that, in connection with any exercise of remedies available to any Fixed Assets Debt Agent in respect of Fixed Assets Priority Collateral, such Fixed Assets Debt Agent shall provide written notice to any purchaser, assignee or transferee of Intellectual Property pursuant to such exercise of remedies, that the applicable Intellectual Property is subject to such license.

SECTION 2.09.    Insurance. Unless and until written notice by the ABL Agent to each Fixed Assets Debt Agent that the Discharge of Senior Secured Debt Obligations in respect of the ABL Debt Obligations has occurred, as between the ABL Agent, on the one hand, and any Fixed Assets Debt Agent, on the other hand, only the ABL Agent will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Fixed Assets Debt Documents) to adjust or settle any insurance policy or claim covering or constituting ABL Facility Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL Facility Collateral. Unless and until written notice by each Fixed Assets Debt Agent to the ABL Agent that the Fixed Assets Debt Obligations have been paid in full, as between the ABL Agent, on the one hand, and any Fixed Assets Debt Agent, on the other hand, only Fixed Assets Debt Agents will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Fixed Assets Debt Documents) to adjust or settle any insurance policy covering or constituting Fixed Assets Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting Fixed Assets Priority Collateral. To the extent that an insured loss covers or constitutes both ABL Facility Collateral and Fixed Assets Priority Collateral, then the ABL Agent and each Fixed Assets Debt Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Debt Documents and the Fixed Assets Debt Documents) under the relevant insurance policy.

SECTION 2.10.    Refinancing and Additional Secured Debt.

(a)    The ABL Debt Obligations and the Fixed Assets Debt Obligations may be Replaced by any ABL Substitute Facility or Fixed Assets Substitute Facility, as the case may be, in each case, without notice to or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof so long as such Replacement does not contravene any provisions of this Agreement; provided, however, that each Fixed Assets Debt Agent and the ABL Agent shall receive on or prior to incurrence of the Replacement of an ABL Substitute Facility or Fixed Assets Substitute Facility (i) an Officer’s Certificate from the Parent Borrower stating that (A) the Replacement is permitted by each applicable Secured Document to be incurred, or to the extent a consent is otherwise required to permit the Replacement under any Secured Document, each Grantor has obtained the requisite consent and (B) the requirements of Section 2.12 have been satisfied, and (ii) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the ABL Debt Obligations or the applicable Fixed Assets Debt Obligations (or an authorized agent, trustee or other representative on their behalf).

Each of the then-existing ABL Agent and Fixed Assets Debt Agent shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the ABL Agent and each Fixed Assets Debt Agent, together with the Parent Borrower, but without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent reasonably necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of the Parent Borrower. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

(b)    Each Grantor will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is or who becomes the registered holder of Additional Fixed Assets Debt incurred by such Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. Each Grantor may effect such designation by delivering to each Fixed Assets Debt Agent and the ABL Agent, each of the following:

(i)    an Officer’s Certificate stating that such Grantor intends to incur Additional Fixed Assets Debt which will be permitted by each applicable Secured Document to be incurred and secured by a Fixed Assets Debt Lien, and

(ii)    the Additional Fixed Assets Debt Agent, on behalf of itself and the Additional Fixed Assets Debt Secured Parties of the applicable Series must, prior to such designation, sign and deliver a Lien Sharing and Priority Confirmation Joinder.

(c)    Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

(d)    Subject to the Fixed Assets Intercreditor Agreement or other intercreditor agreement among any Fixed Assets Debt Secured Parties, any Series of Additional Fixed Assets Debt shall rank equal in right of security with the Fixed Assets Debt and any other Series of Additional Fixed Assets Debt vis-à-vis the ABL Priority Collateral.

SECTION 2.11.    Modification; No Interference.

(a)    The ABL Secured Parties may agree to amend or otherwise modify the terms of any of the ABL Debt Obligations and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on the ABL Priority Collateral or of guaranties) and settlements with any and all Grantors and all other Persons, in each case, without the consent of the Fixed Assets Debt Secured Parties and without affecting agreements of the Fixed Assets Debt Secured Parties in this Agreement so long as such amendment, modification or extension does not contravene the provisions of this Agreement. No ABL Secured Party may amend or waive any provisions of the ABL Debt Documents in a manner that would result in a breach of any Fixed Assets Debt Documents or an Event of Default under any Fixed Assets Debt Documents; provided that in no event shall the ABL Secured Parties have any liability to any Fixed Assets Debt Secured Parties as a result of such breach and, without limiting generality of the foregoing, the ABL Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by the ABL Secured Parties of any Grantor to breach any contract or otherwise. Nothing contained in this Section 2.11(a) shall limit, impair or waive any right that the Fixed Assets Debt Secured Parties have to enforce any of the provisions of the Fixed Assets Debt Documents against any Grantor and the provisions of this Agreement against any ABL Secured Party.

(b)    The Fixed Assets Debt Secured Parties may agree to amend or otherwise modify the terms of any of their respective Fixed Assets Debt Obligations and grant extensions of the time of payment or performance to and make compromises (including releases of Liens on Fixed Assets Priority Collateral or of guaranties) and settlements with any and all Grantors and all other Persons, in each case, without the consent of the ABL Secured Parties and without affecting the agreements of the ABL Secured Parties in this Agreement so long as such amendment, modification or extension does not contravene the provisions of this Agreement. No Fixed Assets Debt Secured Party may amend or waive any provisions of its respective Fixed Assets Debt Documents in a manner that would result in a breach of any ABL Debt Documents or an Event of Default under any ABL Debt Documents; provided that in no event shall the Fixed Assets Debt Secured Parties have any liability to any ABL Secured Party as a result of such breach and, without limiting generality of the foregoing, the Fixed Assets Debt Secured Parties shall not have any liability for tortious interference with contractual relations or for inducement by the Fixed Assets Debt Secured Parties of any Grantor to breach any contract or otherwise. Nothing contained in this Section 2.11(b) shall limit, impair or waive any right that the ABL Secured Parties have to enforce any of the provisions of the ABL Debt Documents against any Grantor and the provisions of this Agreement against any Fixed Assets Debt Secured Party.

SECTION 2.12.    Legends. Each Security Document shall (and, to the extent already in existence, shall be amended to) include a legend or a provision within such agreement, substantially in the form of Annex I or in any similar form reasonably acceptable to the Original ABL Agent, Original Cash Flow Agent or Original Notes Collateral Agent (or such other applicable Representative), as applicable, describing this Agreement.

SECTION 2.13.    Junior Secured Obligations Secured Parties Rights as Unsecured Creditors. Both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Grantor in accordance with applicable law (including the Bankruptcy Laws of any applicable jurisdiction); provided that, the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06 or any action that is otherwise inconsistent with this Agreement; provided further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

SECTION 2.14.    No New Liens. So long as the Discharge of Senior Secured Debt Obligations with respect to any Senior Secured Obligation has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, the parties hereto agree that the Parent Borrower shall not, and shall not permit any other Grantor to, grant any Lien on any of its property, or permit any of its Subsidiaries to grant a Lien on any of its property, to secure Junior Secured Obligations unless it, or such Subsidiary, has granted (or offered to grant with a reasonable opportunity for such Lien to be accepted) a corresponding Lien on such property in favor of the holders of the Senior Secured Obligations with respect to such property; provided, however, notwithstanding the foregoing, the refusal of any such holder of Senior Secured Obligations to accept a Lien on any property of any Grantor shall not prohibit the taking of a Lien on such property by the holders of Junior Secured Obligations. If any Secured Party shall acquire any Lien on any property of any Grantor or any of their respective Subsidiaries constituting Junior Secured Obligations Collateral securing any Junior Secured Obligations which property is not also subject to the Lien of the holders of Senior Secured Obligations with respect to such property, then such holders of Junior Secured Obligations shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Junior Document (x) hold and be deemed to have held such Lien and security interest on such property for the benefit of the holders of Senior Secured Obligations with respect to such property as security for the Senior Secured Obligations, or (y) if directed by the holders of the Senior Secured Obligations with respect to such property constituting Senior Secured Obligations Collateral, take any actions that are necessary to make such Lien subject to this Agreement and provide the benefit of such Lien to the holders of the Senior Secured Obligations with respect to such property. To the extent any additional Liens are granted on any asset or property pursuant to this Section 2.14, the priority of such additional Liens shall be determined in accordance with Section 2.01. In addition, to the extent that the foregoing provisions are not complied with for any reason, and without limiting any other rights and remedies available under this Agreement, the ABL Agent, each Fixed Assets Debt Agent and the Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.14 shall be subject to Section 2.04(b).

SECTION 2.15.    Set-Off and Tracing of and Priorities in Proceeds. Each Fixed Assets Debt Agent, on behalf of the Fixed Assets Debt Secured Parties under the applicable Series, acknowledges and agrees that, to the extent any Fixed Assets Debt Agent or any Fixed Assets Debt Secured Party

exercises any rights of set-off against any ABL Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 2.04(b). The ABL Agent, on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Agent or any ABL Secured Party exercises any rights of set-off against any Fixed Assets Priority Collateral, the amount of such set-off shall be held and distributed pursuant to Section 2.04(b). The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the Fixed Assets Debt Agents, for themselves and on behalf of the Fixed Assets Debt Secured Parties under the applicable Series, further agree that prior to an issuance of any Enforcement Notice with respect to the Senior Secured Obligations Collateral or the commencement of any Insolvency or Liquidation Proceeding, any proceeds of Collateral, whether or not deposited under Account Agreements, which are used by any Grantor to acquire other property which is Collateral shall not (solely as between the ABL Agent, the ABL Secured Parties, the Fixed Assets Debt Agents and the Fixed Assets Debt Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. In addition, unless and until the Discharge of Senior Secured Debt Obligations occurs, the Fixed Assets Debt Agents and the Fixed Assets Debt Secured Parties each hereby consents to the application, prior to the receipt by the ABL Agent of an Enforcement Notice issued by any Fixed Assets Debt Agent, of cash or other proceeds of Collateral, deposited under Account Agreements to the repayment of ABL Debt Obligations pursuant to the ABL Debt Documents; provided that after the receipt by the ABL Agent of an Enforcement Notice from any Fixed Assets Debt Agent, any identifiable proceeds of Fixed Assets Priority Collateral (whether or not deposited under Account Agreements with the ABL Agent) shall be treated as Fixed Assets Priority Collateral.

SECTION 2.16.    Mixed Collateral Proceeds. Notwithstanding anything to the contrary in this Agreement (including in the definitions of ABL Priority Collateral and Fixed Assets Priority Collateral), in the event that proceeds of Collateral are received from (or are otherwise attributable to the value of) a sale or other disposition of Collateral that involves a combination of ABL Priority Collateral and Fixed Assets Priority Collateral, the portion of such proceeds that shall be allocated as proceeds of ABL Priority Collateral for purposes of this Agreement shall be an amount equal to the greater of (x) the net book value of such ABL Priority Collateral and (y) the liquidation or appraisal value of such ABL Priority Collateral (except in the case of accounts and cash, which amount shall be equal to the face amount of such accounts and cash). In addition, notwithstanding anything to the contrary contained above or in the definition of ABL Priority Collateral or Fixed Assets Priority Collateral, to the extent proceeds of Collateral are proceeds received from (or are otherwise attributable to the value of) the sale or disposition of all or substantially all of the Capital Stock of any Subsidiary of the Parent Borrower which is a Grantor, or all or substantially all of the assets of any such Subsidiary, such proceeds shall constitute (1) first, in an amount equal to (x) the face amount of the accounts and cash owned by such Subsidiary at the time of such sale and (y) the greater of the net book value and the liquidation or appraisal value of the inventory owned by such Subsidiary at the time of such sale, ABL Priority Collateral and (2) second, to the extent in excess of the amounts described in preceding clause (1), Fixed Assets Priority Collateral. In the event that amounts are received in respect of Capital Stock of or intercompany loans issued to any Grantor in an Insolvency or Liquidation Proceeding, such amounts shall be deemed to be proceeds received from a sale or disposition of ABL Priority Collateral and Fixed Assets Priority Collateral and shall be allocated as proceeds of ABL Priority Collateral and Fixed Assets Priority Collateral in proportion to the ABL Priority Collateral and Fixed Assets Priority Collateral owned at such time by the issuer of such Capital Stock.

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security

Interests; Rights Under Permits and Licenses

SECTION 3.01.    General. The ABL Agent and each Fixed Assets Debt Agent agrees and acknowledges that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative shall also hold such Collateral as gratuitous bailee for the Junior Representatives for the sole purpose of perfecting the Junior Lien of the Junior Representatives on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representatives and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the ABL Agent and each Fixed Assets Debt Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representatives or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the ABL Agent or any Fixed Assets Debt Agent. Subject to Section 2.07 and to the ABL Agent or any Fixed Assets Debt Agent receiving such indemnifications as shall be required by such ABL Agent or any Fixed Assets Debt Agent, from and after the associated Discharge of Senior Secured Debt Obligations, the ABL Agent or any Fixed Assets Debt Agent, as applicable, shall take all such actions in its power as shall reasonably be requested by any Junior Representative (at the sole cost and expense of the Grantors) to transfer possession of such Collateral in its possession (in each case to the extent such Junior Representative has a Lien on such Collateral after giving effect to any prior or concurrent releases of Liens) to such Junior Representative (and with respect to any Collateral constituting ABL Priority Collateral, to each Fixed Assets Debt Agent for the benefit of all applicable Junior Secured Obligations Secured Parties).

SECTION 3.02.    Deposit Accounts.

(a)    The Grantors, to the extent required by the ABL Credit Agreement, may from time to time establish deposit accounts (the “Deposit Accounts”) with certain depositary banks in which Accounts (as defined in the ABL Credit Agreement as of the date hereof) and other amounts may be deposited. To the extent that any such Deposit Account is under the control of the ABL Agent at any time, the ABL Agent will act as agent and gratuitous bailee for each Fixed Assets Debt Agent for the purpose of perfecting the Liens of the Fixed Assets Debt Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Fixed Assets Debt Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection). Unless the Junior Liens on such ABL Priority Collateral shall have been or concurrently are released, after the occurrence of any Discharge of Senior Secured Debt Obligations, the ABL Agent shall, to the extent that the same are then under the sole dominion and control of the ABL Agent and that such action is otherwise within the power and authority of the ABL Agent pursuant to the ABL Debt Documents, at the request of any Fixed Assets Debt Agent, cooperate with Grantors and the other Fixed Assets Debt Agents (at the expense of the Grantors) in permitting control of any Deposit Accounts to be transferred to the Controlling Fixed Assets Debt Agent (or for other arrangements with respect to each such Deposit Accounts satisfactory to each Fixed Assets Debt Agent to be made).

(b)    The Grantors, the Representatives, the Secured Parties and all other parties hereto agree that only proceeds of the Fixed Assets Priority Collateral may be deposited in the Fixed Assets Collateral Proceeds Account and agree to take all other actions necessary to give effect to the intent of this Section 3.02(b). Without limiting the generality of the foregoing, each Fixed Assets Debt Agent hereby agrees that if the Fixed Assets Collateral Proceeds Account contains any proceeds of the ABL Priority Collateral, it shall hold such proceeds in trust for the ABL Secured Parties and transfer such proceeds the ABL Secured Parties reasonably promptly after obtaining actual knowledge or notice from the ABL Secured Parties that it has possession of such proceeds in accordance with Section 2.04(b). Each Fixed Assets Debt Agent shall give written notice to the ABL Agent identifying the Fixed Assets Collateral Proceeds Account.

SECTION 3.03.    Rights under Permits and Licenses.

Each Fixed Assets Debt Agent agrees that if the ABL Agent shall require rights available under any permit or license controlled by such Fixed Assets Debt Agent (as certified to such Fixed Assets Debt Agent by the ABL Agent, upon which such Fixed Assets Debt Agent may rely) in order to realize on any ABL Priority Collateral, such Fixed Assets Debt Agent shall (subject to the terms of the Fixed Assets Debt Documents, including such Fixed Assets Debt Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors subject to the reimbursement obligations set forth in the Fixed Assets Debt Documents), consistent with applicable law and reasonably requested by the ABL Agent in writing, to make such rights available to the ABL Agent, subject to the Fixed Assets Debt Liens. The ABL Agent agrees that if any Fixed Assets Debt Agent shall require rights available under any permit or license controlled by the ABL Agent (as certified to the ABL Agent by such Fixed Assets Debt Agent, upon which the ABL Agent may rely) in order to realize on any Fixed Assets Priority Collateral, the ABL Agent shall (subject to the terms of the ABL Debt Documents, including such ABL Agent’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors subject to the reimbursement obligations set forth in the ABL Debt Documents), consistent with applicable law and reasonably requested by such Fixed Assets Debt Agent in writing, to make such rights available to such Fixed Assets Debt Agent, subject to the ABL Liens.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations (or the existence of any commitment to extend credit that would constitute Junior Secured Obligations), or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative or Representatives and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Parent Borrower. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Grantors or any of their Subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01.    Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a)    Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b)    This Agreement has been duly executed and delivered by such party.

(c)    The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Credit Agreement as of the date hereof), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02.    Representations and Warranties of Each Representative. Each of the Fixed Assets Debt Agents and the ABL Agent represents and warrants to the other parties hereto that it is authorized under their respective Fixed Assets Debt Documents and the ABL Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)    if to the Original ABL Agent, to it at Deutsche Bank AG New York Branch, 60 Wall Street New York, New York 10005, Attn: Marguerite Sutton and James Valenti, Phone: (212) 250-1507 and (212) 250-8736, Email: marguerite.sutton@db.com and james.valenti@db.com;

(b)    if to the Original Cash Flow Agent, to it at Deutsche Bank AG New York Branch, 60 Wall Street New York, New York 10005, Attn: Jason Prasch and Edmine Delva, Phone: (904) 645-4205 and (904) 645-1132, Email: ldcm.agencyservicing@db.com;

(c)    if to the Original Notes Collateral Agent, to it at US Bank Global Corporate Trust, 333 Commerce Street, Suite 800, Nashville, Tennessee 37201, Attn: Wally Jones, Phone: (615) 251-0733, Fax: (615) 251-0737, E-mail: wally.jones@usbank.com;

(d)    if to the Grantors, to Clear Channel Outdoor Holdings, Inc., 4830 N Loop 1604 W, Suite 111, San Antonio, Texas, 78249, Attn: Brian Coleman, Phone: (210) 783-7391, Fax: (210) 540-6033, Email: BrianColeman@clearchannel.com; and

(e)    and if to any other Secured Debt Representative, to such address as specified in the Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Parent Borrower shall be deemed to be a written notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) at the address of such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing among the Parent Borrower, on behalf of the Grantors, each Fixed Assets Debt Agent and the ABL Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02.    Waivers; Amendment.

(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Parent Borrower, on behalf of the Grantors (it being understood that the consent of the Parent Borrower to any amendment or modification of this Agreement or any provision thereof shall only be required to the extent such amendment or modification adversely affects or impairs the rights of the Parent Borrower or any Grantor (including rights hereunder, under the ABL Debt Documents and under the Fixed Assets Debt Documents) or imposes any additional obligation or liability upon the Parent Borrower or any Grantor); provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of the Parent Borrower, and without the consent of any Representative, to add, pursuant to the Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least 5 Business Days (or such shorter period as shall be acceptable to such Representative) prior to the proposed effectiveness of such amendment; provided that no prior review shall be required for the joinder of a Grantor pursuant to a joinder in the form of Exhibit A.

SECTION 7.03.    Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04.    Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement. The ABL Agent, Cash Flow Agent and Notes Collateral Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

SECTION 7.06.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7.07.    Governing Law; Jurisdiction; Service of Process.

(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN).

(b)    EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE IN THE BOROUGH OF MANHATTAN (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARENT BORROWER, EACH GRANTOR, THE ABL AGENT, THE CASH FLOW AGENT AND THE NOTES COLLATERAL AGENT CONSENTS, FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE PARENT BORROWER, EACH AGENT AND EACH GRANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED HERETO.

(c)    NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ABL AGENT, THE CASH FLOW AGENT, OR THE NOTES COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

(d)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 7.08. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09.    Headings. Article, Section and Annex headings used herein are for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 7.10.    Conflicts.

(a)    In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the provisions of this Agreement shall control.

(b)    The parties hereto acknowledge, authorize and consent to the entry by the Fixed Assets Debt Agents into the Fixed Assets Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Fixed Assets Intercreditor Agreement solely with respect to the rights and obligations of the Fixed Assets Debt Secured Parties to each other in respect of the Fixed Assets Debt Collateral, the provisions of the Fixed Assets Intercreditor Agreement shall control.

SECTION 7.11.    Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured

Parties, on the one hand, and the Fixed Assets Debt Secured Parties, on the other hand. None of the Grantors or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement is intended to or will amend, waive or otherwise modify the provisions of the ABL Debt Documents or the Fixed Assets Debt Documents), and no Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, Article III, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of Grantors, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Fixed Assets Debt Document with respect to any ABL Priority Collateral in any manner that would cause a default under any ABL Debt Document, or (b) pursuant to this Agreement or any ABL Debt Document with respect to any Fixed Assets Priority Collateral in any manner that would cause a default under any Fixed Assets Debt Document.

SECTION 7.12.    Certain Terms Concerning the ABL Agent and each Fixed Assets Debt Agent; Force Majeure.

(a)    Neither the ABL Agent nor any Fixed Assets Debt Agent shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the ABL Agent nor any Fixed Assets Debt Agent shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Grantors) any amounts in violation of the terms of this Agreement, so long as the ABL Agent or such Fixed Assets Debt Agent, as the case may be, is acting in good faith. Neither the ABL Agent nor any Fixed Assets Debt Agent shall be responsible for or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(b)    Each of the Fixed Assets Debt Agents and the ABL Agent is executing and delivering this Agreement solely in its capacity as agent and in so doing, neither such Fixed Assets Debt Agent nor the ABL Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. None of the Fixed Assets Debt Agents or the ABL Agent shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to this Agreement, each Fixed Assets Debt Agent and the ABL Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Debt Documents and the applicable Fixed Assets Documents, as applicable.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DEUTSCHE BANK AG NEW YORK BRANCH, as Original ABL Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

Signature Page –ABL-Cash Flow Intercreditor Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Original Cash Flow Agent

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

By:	/s/ Michael Strobel
Name: Michael Strobel
Title: Vice President

Signature Page –ABL-Cash Flow Intercreditor Agreement

U.S. BANK NATIONAL ASSOCIATION, as Original Notes Collateral Agent

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

Signature Page –ABL-Cash Flow Intercreditor Agreement

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Brian D. Coleman
Name: Brian D. Coleman
Title: Treasurer

Signature Page –ABL-Cash Flow Intercreditor Agreement

1567 MEDIA LLC
CCOI HOLDCO III, LLC
CCOI HOLDCO PARENT I, LLC
CCOI HOLDCO PARENT II, LLC
CLEAR CHANNEL ADSHEL, INC.
CLEAR CHANNEL ELECTRICAL SERVICES, LLC
CLEAR CHANNEL METRA, LLC
CLEAR CHANNEL OUTDOOR HOLDINGS COMPANY CANADA
CLEAR CHANNEL OUTDOOR, LLC
CLEAR CHANNEL SPECTACOLOR, LLC
CLEAR CHANNEL WORLDWIDE HOLDINGS, INC.
EXCEPTIONAL OUTDOOR, INC.
GET OUTDOORS FLORIDA, LLC
IN-TER-SPACE SERVICES, INC.
OUTDOOR MANAGEMENT SERVICES, INC.
UNIVERSAL OUTDOOR, INC.
CLEAR CHANNEL IP, LLC, as Grantors

By:	/s/ Brian D. Coleman
Name: Brian D. Coleman
Title: Treasurer

Signature Page –ABL-Cash Flow Intercreditor Agreement

ANNEX I

Provision for the ABL Credit Agreement, the Cash Flow Agreement, the Notes Indenture and any Additional Fixed Assets Debt Facility

Reference is made to the ABL Intercreditor Agreement, dated as of August 23, 2019, among Deutsche Bank AG New York Branch, as ABL Agent (as defined in the ABL Intercreditor Agreement) for the ABL Secured Parties referred to therein, Deutsche Bank AG New York Branch, as Cash Flow Agent (as defined in the ABL Intercreditor Agreement) for the Cash Flow Secured Parties referred to therein, U.S. Bank National Association, as Notes Collateral Agent (as defined in the ABL Intercreditor Agreement) for the Notes Secured Parties referred to therein, each Additional Fixed Assets Debt Agent (as defined in the ABL Intercreditor Agreement) for the Additional Fixed Assets Debt Secured Parties referred to therein, Clear Channel Outdoor Holdings, Inc., and the Subsidiaries of Clear Channel Outdoor Holdings, Inc. party thereto (the “ABL Intercreditor Agreement”). Each Lender (a) consents to the subordination of Liens provided for in the ABL Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement and (c) authorizes and instructs the Collateral Agent to enter into the ABL Intercreditor Agreement on behalf of such Lender. The foregoing provisions are intended as an inducement to the Lenders to extend credit to Parent Borrower or to acquire any notes or other evidence of any debt obligation owing from the Parent Borrower and such Lenders are intended third party beneficiaries of such provisions and the provisions of the ABL Intercreditor Agreement.

Provision for all ABL Security Documents, Initial Cash Flow Security Documents, the Initial Notes Security Documents and any Additional Debt Security Documents that Grant a Security Interest in Collateral

Reference is made to the ABL Intercreditor Agreement, dated as of August 23, 2019, among Deutsche Bank AG New York Branch, as ABL Agent (as defined in the ABL Intercreditor Agreement) for the ABL Secured Parties referred to therein, Deutsche Bank AG New York Branch, as Cash Flow Agent (as defined in the ABL Intercreditor Agreement) for the Cash Flow Secured Parties referred to therein, U.S. Bank National Association, as Notes Collateral Agent (as defined in the ABL Intercreditor Agreement) for the Notes Secured Parties referred to therein, each Additional Fixed Assets Debt Agent (as defined in the ABL Intercreditor Agreement) for the Additional Fixed Assets Debt Secured Parties referred to therein, Clear Channel Outdoor Holdings, Inc., and the Subsidiaries of Clear Channel Outdoor Holdings, Inc. party thereto (the “ABL Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the ABL Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the ABL Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the ABL Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the ABL Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the ABL Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the ABL Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the ABL Intercreditor Agreement, the provisions of the ABL Intercreditor Agreement shall control.

Ann. I-1

EXHIBIT A

to ABL/First Lien Intercreditor Agreement

[FORM OF]

GRANTOR INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                                  , a                         , hereby agrees to become party as a Grantor under (a) the ABL Intercreditor Agreement, dated as of August 23, 2019, among Deutsche Bank AG New York Branch, as ABL Agent for the ABL Secured Parties referred to therein; Deutsche Bank AG New York Branch, as Cash Flow Agent for the Cash Flow Secured Parties referred to therein, U.S. Bank National Association, as Notes Collateral Agent for the Notes Secured Parties referred to therein; each Additional Fixed Assets Debt Agent for the Additional Fixed Assets Debt Secured Parties referred to therein; Clear Channel Outdoor Holdings, Inc. and the Subsidiaries of Clear Channel Outdoor Holdings, Inc. party thereto (the “ABL Intercreditor Agreement”), and (b) the Additional Fixed Assets Debt Security Documents (as defined therein), if any; for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the ABL Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this ABL Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                         , 20        .

[ ]

By:

Name:

Title:

[Notice Address]

A-1

EXHIBIT B

to ABL Intercreditor Agreement

[FORM OF]

LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

[•], 20[•]

Reference is made to the ABL Intercreditor Agreement, dated as of August 23, 2019 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “ABL Intercreditor Agreement”) among Deutsche Bank AG New York Branch, as ABL Agent for the ABL Secured Parties referred to therein; Deutsche Bank AG New York Branch, as Cash Flow Agent for the Cash Flow Secured Parties referred to therein; U.S. Bank National Association, as Notes Collateral Agent for the Notes Secured Parties referred to therein; each Additional Fixed Assets Debt Agent for the Additional Fixed Assets Debt Secured Parties referred to therein; Clear Channel Outdoor Holdings, Inc. and the Subsidiaries of Clear Channel Outdoor Holdings, Inc. party thereto.

Capitalized terms used but not otherwise defined herein shall have meaning set forth in the ABL Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10[a][b] of the ABL Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the ABL Intercreditor Agreement.

1.    Joinder. The undersigned, [                        ], a [                        ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a)    represents that the New Representative has been authorized to become a party to the ABL Intercreditor Agreement on behalf of the [ABL Secured Parties under an ABL Substitute Facility] [Fixed Assets Debt Secured Parties under the Fixed Assets Substitute Facility] [Additional Fixed Assets Debt Secured Parties under the Additional Fixed Assets Debt Facility] as [an ABL Agent under an ABL Substitute Facility] [a Fixed Assets Debt Agent under a Fixed Assets Substitute Facility] [an Additional Fixed Assets Debt Agent under an Additional Fixed Assets Debt Facility] under the ABL Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the ABL Intercreditor Agreement as fully as if the undersigned had executed and delivered the ABL Intercreditor Agreement as of the date thereof; and

(b)    agrees that its address for receiving notices pursuant to the ABL Intercreditor Agreement shall be as follows:

[Address]

2.    Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes ABL Debt Obligations] The undersigned New Representative, on behalf of itself and each holder of ABL Debt Obligations for which the undersigned is acting as [collateral agent] hereby agrees, for the benefit of all Secured Parties and each future Representative, and as a condition to being treated as ABL Debt Obligations under the ABL Intercreditor Agreement, that the New Representative and each holder of Obligations in respect of which the undersigned is acting as [collateral agent] is bound by the provisions of the ABL Intercreditor Agreement, including the provisions relating to the ranking of ABL Liens and the order of application of proceeds from enforcement of Fixed Assets Debt Liens [or]

[Option B: to be used if Additional Debt constitutes a Series of Fixed Assets Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Fixed Assets Debt or Additional Fixed Assets Debt [that constitutes Fixed Assets Substitute Facility] for which the undersigned is acting as a Fixed Assets Debt Agent hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Fixed Assets Debt Obligations under the ABL Intercreditor Agreement, that the New Representative and each holder of Obligations in respect of the Series of Fixed Assets Debt for which the undersigned is acting as Fixed Assets Debt Agent are bound by the provisions of the ABL Intercreditor Agreement, including the provisions relating to the ranking of Fixed Assets Debt Liens and the order of application of proceeds from enforcement of Fixed Assets Debt Liens.

3.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the ABL Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the New Representative has caused this Lien Sharing and Priority Confirmation Joinder to be executed by its officers or representatives as of the date first written above.

[insert name of New Representative]

By:

Name:

Title:

EXHIBIT C

to ABL/First Lien Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of ABL Security Documents

1.	ABL Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and ABL Agent.

2.	ABL Guaranty Agreement, dated as of August 23, 2019, among the “Guarantors” identified therein and ABL Agent.

3.	ABL Trademark Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and ABL Agent.

4.	ABL Copyright Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and ABL Agent.

5.	ABL Patent Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and ABL Agent.

6.	Deposit Account Control Agreements as defined in the ABL Credit Agreement.

7.

And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors in favor of the ABL Agent from time to time.

PART B.

List of Initial Cash Flow Security Documents

1.	Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Cash Flow Agent.

2.	Guaranty, dated as of August 23, 2019, among the “Guarantors” identified therein and Cash Flow Agent.

3.	Trademark Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Original Cash Flow Agent.

4.	Copyright Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Original Cash Flow Agent.

5.	Patent Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Original Cash Flow Agent.

6.

And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors in favor of any Cash Flow Agent from time to time.

PART C.

List of Initial Notes Security Documents

1.	Notes Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Notes Collateral Agent.

2.	Notes Guaranty, dated as of August 23, 2019, among the “Guarantors” identified therein and Notes Collateral Agent.

3.	Notes Trademark Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Notes Collateral Agent.

4.	Notes Copyright Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Notes Collateral Agent.

5.	Notes Patent Security Agreement, dated as of August 23, 2019, among the Grantors identified therein and Notes Collateral Agent.

6.

And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors in favor of any Notes Debt Agent from time to time.

5